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                                                                     Exhibit 8.3


                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]

                              October 14, 1996

Prentiss Properties Trust
1717 Main Street, Suite 5000
Dallas, Texas  75201

                           Prentiss Properties Trust
                               Qualification as
                         Real Estate Investment Trust
                         ----------------------------

Ladies and Gentlemen:

       We have acted as counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a Form S-11 registration statement (the "Registration Statement") filed with the Securities and Exchange Commission on August 9, 1996 (No. 333-9863), as amended through the date hereof, with respect to the offering and sale (the "Offering") of up to 17,422,500 common shares of beneficial interest, par value $0.01 per share, of the Trust (the "Common Shares"), and the Trust's contribution of (i) a portion of the net proceeds of the Offering to its wholly-owned subsidiary, Prentiss Properties I, Inc., a Delaware corporation ("PP I"), and PP I's contribution of such proceeds to Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Operating Partnership"), in exchange for a 0.2% general partnership interest in the Operating Partnership and (ii) a portion of the net proceeds of the Offering to the Operating Partnership in exchange for a limited partnership interest in the Operating Partnership. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

        The Operating Partnership owns, directly or indirectly, equity interests in 47 office and industrial properties (the "Predecessor Properties") and has contracted to acquire 40 additional office and industrial properties (the
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                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]

Prentiss Properties Trust
October 14, 1996
Page 2


"Acquisition Properties," and together with the Predecessor Properties, the "Properties"). Upon the acquisition of the Acquisition Properties, the Operating Partnership will own 75 of the Properties directly and will own interests in the remaining 12 Properties through the following entities: (i) Run Deep Limited Partnership, (ii) Western Avenue Associates Limited Partnership, (iii) Riverside Investors, (iv) PL Properties Associates, L.P., (v) Fairview Eleven Investors, L.P., and (vi) Broadmoor Austin Associates. The Operating Partnership also will own interests in (a) Prentiss Properties Management, L.P. and (b) Riverside Industrial, LLC. The eight entities described in this paragraph will be referred to collectively herein as the "Noncorporate Subsidiaries."

        The Operating Partnership will own all of the nonvoting stock of Prentiss Properties Limited, Inc., a Delaware corporation formerly named Prentiss Properties Run Deep, Inc. ("PPL"), representing 95% of the economic interests therein. All of the voting stock of PPL, representing 5% of the economic interests therein, will be owned by Michael V. Prentiss. The Operating Partnership also will own all of the nonvoting stock of Prentiss Properties Manager II, Inc., a Delaware corporation ("Manager II"), representing 95% of the economic interests therein. All of the voting stock of Manager II, representing 5% of the economic interests therein, will be owned by Michael V. Prentiss .

        In giving this opinion letter, we have examined the following:

        1. the Registration Statement, including the prospectus contained as part of the Registration Statement (the "Prospectus");

        2. the Trust's Amended and Restated Declaration of Trust, in the form filed as an exhibit to the Registration Statement;

        3. the Trust's Bylaws, in the form filed as an exhibit to the Registration Statement;

        4. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, in the form filed as an exhibit to the Registration Statement,
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                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]

Prentiss Properties Trust
October 14, 1996
Page 3


among PP I, as general partner, and several limited partners; and

        5. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

        In connection with the opinions rendered below, we have assumed, with your consent, that:

        1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

        2. during its short taxable year ending December 31, 1996 and subsequent taxable years, the Trust will operate in such a manner that will make the representations contained in a certificate, dated October 14, 1996 and executed by a duly appointed officer of the Trust (the "Officer's Certificate"), true for such years;

        3. each of the Noncorporate Subsidiaries will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership; and

        4. no action will be taken by the Trust, the Operating Partnership, the Noncorporate Subsidiaries, the partners or members of the Operating Partnership and the Noncorporate Subsidiaries, PPL, or Manager II after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

        In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. After reasonable inquiry, no facts have come to our attention that would cause us to question the accuracy and completeness of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Prospectus in a material way. In addition, to the extent that any of the representations provided to us in the Officer's Certificate are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regu-
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                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]


Prentiss Properties Trust
October 14, 1996
Page 4


lations"), we have reviewed with the individuals making such representations the relevant portion of the Code and the applicable Regulations.

        Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Prospectus under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

        (a) commencing with the Trust's short taxable year beginning on the day before the closing date of the Offering and ending December 31, 1996, the Trust will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Trust's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code;

        (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares;

        (c) the Operating Partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership.

We will not review on a continuing basis the Trust's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Trust's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

        The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various
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                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]

Prentiss Properties Trust
October 14, 1996
Page 5

provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Trust from qualifying as a REIT, or the Operating Partnership from being classified as a partnership for federal income tax purposes.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Considerations" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

        The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                           Very truly yours,

                                           /s/ HUNTON & WILLIAMS

335/796/8074